Exhibit 10.2


Interboro Holding Inc.                      35 East Grassy Sprain Road
                                            Yonkers, New York, 10710

October 21, 2002


Ziad Khan
Chairman and Chief Executive Officer
Digital Workforce Development Centers Inc.
12040 So. Lakes Drive
Suite 75
Reston, VA 20191

Re: Sale of ICTS to Digital Workforce Development Centers Inc.

Dear Mr. Khan:

Enclosed please find Stock Certificate number 13 for 3,000,000 shares of ICTS Inc. common stock, registered in the name of Interboro Holding Inc. These shares constitute all of the issued and outstanding shares of ICTS, Inc.

The reverse of the certificate has been endorsed by Interboro Holding Inc. to Digital Workforce Development Centers Inc.

Interboro Holding Inc. acknowledges receipt of the Purchase price referred to in the Stock Purchase Agreement between Digital Workforce Development Centers Inc. and Interboro Holding Inc. dated as of October 16, 2002, incorrectly dated 2001 and corrected on our copy. According, the sale of ICTS is now complete.

Stephen and Frank are available to work with you during the transition period in accordance with the Stock Purchase Agreement. I recommend that you contact them immediately to arrange meetings with SLM Financial, the CUPS and the Landlords, among others.

Please acknowledge receipt of the enclosed Stock Certificate by signing in the space provided below and returning a copy to my attention.


Yours truly,

/s/ Michael J. O'Brien
Michael J. O'Brien
Secretary, Assistant

Acknowledged, ___________________________      Date:
              Ziad Khan, Chairman and CEO